EXHIBIT 10

                 RESTATED RESTRICTED STOCK PLAN FOR NON-EMPLOYEE
                         DIRECTORS OF CIGNA CORPORATION
                                 April 22, 1998

1.  PURPOSE.

         The Restricted Stock Plan for Non-Employee Directors of CIGNA Corporation (the "Plan") is intended to provide directors of CIGNA Corporation (the "Company") with a proprietary interest in the Company's success and progress by granting them shares of the Company's Common Stock ("Common Stock") which are restricted in accordance with the terms and conditions set forth below ("Restricted Shares"). The Plan is intended to increase the alignment of personal economic interest between directors and shareholders generally and to strengthen the Company's ability to continue attracting and retaining highly qualified directors.

2.  ADMINISTRATION.

         The Plan is to be  administered by the Corporate  Governance  Committee
(the "Committee") of the Company's Board of Directors (the "Board") or any successor committee with responsibility for compensation of directors.

3.  ELIGIBILITY AND GRANTS.

         All current and subsequently elected members of the Company's Board of Directors who have served as directors for at least six months and at the time such service began were not, and for the preceding ten years had not been, officers or employees of the Company or any of its subsidiaries ("Eligible Directors") shall be eligible to participate in the Plan.

         Each director who is an Eligible Director on the effective date of the Plan (the "Effective Date") shall be granted 4,500 Restricted Shares, effective as of the Effective Date. Each director who becomes an Eligible Director after the Effective Date shall be granted 4,500 Restricted Shares, effective as of the date such director becomes an Eligible Director.

4.  TERMS AND CONDITIONS OF RESTRICTED SHARES.

         (a) GENERAL. Subject to the provisions of Section 4(c) below, the restrictions set forth in Section 4(b) shall apply to each grant of Restricted Shares for a period (the "Restricted Period") from the date of grant until the later of the expiration of the six-month period immediately following the date of grant or the date on which the Eligible Director's service as a director of the Company


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terminates.

         (b) RESTRICTIONS. A stock certificate representing the number of Restricted Shares granted shall be registered in each Eligible Director's name but shall be held in custody by the Company for the Eligible Director's account. The Eligible Director shall have all rights and privileges of a shareholder as to such Restricted Shares, including the right to receive dividends and the right to vote such Restricted Shares, except that the following restrictions shall apply: (i) the Eligible Director shall not be entitled to delivery of the certificate until the expiration of the Restricted Period, (ii) none of the Restricted Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and (iii) except as provided in Section 4(c), all of the Restricted Shares shall be forfeited and all rights of the Eligible Director to such Restricted Shares shall terminate without further obligation on the part of the Company upon the Eligible Director's ceasing to be a director of the Company.

         (c) TERMINATION OF DIRECTORSHIP.

                  (i) VESTING OF SHARES. If an Eligible Director ceases to be a director of the Company by reason of Disability, Death, Retirement or Change of Control, the Restricted Shares granted to such Eligible Director shall immediately vest. If an Eligible Director ceases to be a director of the Company for any other reason, the Eligible Director shall immediately forfeit all Restricted Shares, except to the extent that a majority of the Board other than the Eligible Director approves the vesting of such Restricted Shares. Upon vesting, except as provided in Section 5, all restrictions applicable to such Restricted Shares shall lapse and a certificate for such shares shall be delivered to the Eligible Director, or the Eligible Director's beneficiary or estate, in accordance with Section 4(d).

                  (ii)   DISABILITY.   For  purposes  of  this   Section   4(c),
"Disability" shall mean a permanent and total disability as defined in Section 22(e) (3) of the Internal Revenue Code.

                  (iii) RETIREMENT. For purposes of this Section 4(c), "Retirement" shall mean ceasing to be a director of the Company (i) on or after age 70, or (ii) on or after age 65 with the consent of a majority of the members of the Board other than the Eligible Director.

                  (iv) CHANGE OF CONTROL. For purposes of this Section 4(c), "Change of Control" shall mean:

                           (A) a corporation,  person or group acting in concert
                  as described in Section 14(d) (2) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), holds or acquires beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act of a number of preferred or common shares of the Company having voting power which is either (i) more than 50% of the voting power of the


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                  shares which voted in the election of directors of the Company
                  at  the  shareholder's   meeting  immediately  preceding  such
                  determination, or (ii) more than 25% of the voting power of the Company's outstanding common shares; or

                           (B) as a result of a merger or consolidation to which
                  the Company is a party, either (i) the Company is not the surviving corporation or (ii) Directors of the Company immediately prior to the merger or consolidation constitute less than a majority of the Board of Directors of the surviving corporation; or

                           (C) a change occurs in the  composition  of the Board
                  at any time during any consecutive 24-month period such that the "Continuity Directors" cease for any reason to constitute a majority of the Board. For purposes of the preceding sentence "Continuity Directors" shall mean those members of the Board who either: (i) were directors at the beginning of such consecutive 24-month period; or (ii) were elected by, or on nomination or recommendation of, at least a majority (consisting of at least nine directors) of the Board.

         (d) DELIVERY OF RESTRICTED SHARES. At the end of the Restricted Period a stock certificate for the number of Restricted Shares which have vested shall be delivered free of all such restrictions to the Eligible Director or the eligible director's beneficiary or estate, as the case may be.

5.       REGULATORY COMPLIANCE

         No Common Stock granted pursuant to this Plan shall be sold or distributed by an Eligible Director or an Eligible Director's beneficiary or estate until all appropriate listing, registration and qualification requirements and consents and approvals have been satisfied or obtained, free of any condition unacceptable to the Board of Directors.

6.       ADJUSTMENT IN EVENT OF CHANGES IN CAPITALIZATION.

         In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of the Company, the Committee may make such equitable adjustments, to prevent dilution or enlargement of rights, as it may deem appropriate in the number and class of shares authorized to be granted as Restricted Shares. Shares issued as a consequence of any such change in the corporate structure or shares of the Company shall be issued subject to the same restrictions and provisions applicable to the Restricted Shares with respect to which they are issued.


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7.       TERMINATION OR AMENDMENT OF THE PLAN.

         The Board may at any time terminate the Plan and may from time to time alter or amend the Plan or any part hereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Section 5) without shareholder approval, unless otherwise required by law or by the rules of the Securities and Exchange Commission or New York Stock Exchange. No termination or amendment of the Plan may, without the consent of an Eligible Director, impair the rights of such director with respect to shares of common Stock granted under the Plan. Notwithstanding the foregoing provisions of Section 7, the provisions of the Plan governing eligibility of a director and the amount, timing and pricing of an award hereunder shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

8.       MISCELLANEOUS.

         (a) Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any director for re-election by the Company's shareholders.

         (b) The Company shall have the right to require, prior to the issuance or delivery of any Restricted Shares, payment by an Eligible Director of any taxes required by law with respect to the issuance or delivery of such shares, or the lapse of restrictions thereon.

         (c) The shares of Common Stock granted as Restricted Shares under the Plan may be either authorized but unissued shares or shares which have been or may be reacquired by the Company, as determined from time to time by the Board.

9.       EFFECTIVE DATE.

         Provided that the Company's shareholders shall have approved the Plan at the Company's 1989 Annual Meeting of Shareholders, the Plan shall become effective as of September 30, 1989, or such later date as may be fixed by the Board.


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